UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 7, 2021
Date of Report (date of earliest event reported)

Establishment Labs Holdings Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38593	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
Buiding B15 and 25 Coyol Free Zone Alajuela Costa Rica
(Address of principal executive offices) (Zip Code)
+506 2434 2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, No Par Value	ESTA	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2021, Renee M. Gaeta informed Establishment Labs Holdings Inc. (the "Company") that she intended to resign from her position as Chief Financial Officer and subsequently communicated the effective date of the resignation of July 30, 2021.

The Company also announced that Raj Denhoy, age 51, has been appointed as the Company’s interim Chief Financial Officer, effective as of the close of business on July 30, 2021. Mr. Denhoy joined the Company in February 2021 as Head of Strategy and Investor Relations and will continue to retain that title. Prior to joining the Company, Mr. Denhoy served as a Managing Director of the Jefferies Group, LLC from December 2009 until February 2021. Mr. Denhoy holds a bachelor’s degree in biology from UC Berkeley, a master’s degree in physiology from Georgetown University, and an MBA from Cornell University.

There are no arrangements or understandings between Mr. Denhoy and any other persons pursuant to which he was appointed as an officer of the Company. Mr. Denhoy has no family relationships with any of the Company’s directors or executive officers, and, other than as described above, Mr. Denhoy does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mrs. Gaeta’s departure is not related to any disagreement with the Company’s accounting principles or practices or financial statement disclosures.

On July 12, 2021, the Company issued a press release announcing Mrs. Gaeta’s resignation and the appointment of Mr. Denhoy as the Company’s interim Chief Financial Officer effective as of the close of business on July 30, 2021. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Special Note Regarding Forward-Looking Statements

The consolidated preliminary estimates of unaudited financial results for the quarter and year ended June 30, 2021 are forward-looking statements and may differ materially from actual results. These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting principles. Accordingly, you should not place undue reliance on this preliminary data. The preliminary financial data has been prepared by, and is the responsibility of, our management. Marcum LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect thereto.

Item 7.01    Regulation.

On July 12, 2021, the Company issued a press release announcing the management changes discussed above. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 – “Regulation FD Disclosure” of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Establishment Labs Holdings Inc. dated July 12, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTABLISHMENT LABS HOLDINGS INC.

Dated:	July 12, 2021	By:	/s/ Juan José Chacón Quirós
		Name:	Juan José Chacón Quirós
		Title:	Chief Executive Officer